Exhibit 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made and entered into as of the 30th day of September, 2003, by and among Inet Technologies, Inc., a Delaware corporation (the “Company”), and both of Samuel S. Simonian and Elie S. Akilian (each, a “Stockholder” and together, the “Stockholders”).

RECITALS:

WHEREAS, the Company and the Stockholders are parties to a certain Registration Rights Agreement, dated July 23, 1998 (the “Prior Agreement”);

WHEREAS, in accordance with a request for registration made by the Stockholders pursuant to the Prior Agreement, the Company is presently effecting the registration under the 1933 Act (defined below) of the resale of shares of Common Stock of the Company held by the Stockholders (the “Current Offering”) pursuant to a Form S-3 registration statement (Reg. No. 333-108888);

WHEREAS, by virtue of Section 1.12 of the Prior Agreement, the Stockholders’ and their affiliates’ (as listed in Schedule I to the Prior Agreement) rights to include any of their shares of Common Stock in any future registrations by the Company will expire to the extent not exercised by October 1, 2003;

WHEREAS, whether or not the Current Offering is successfully completed, the Stockholders will continue to individually own a significant number of shares of Common Stock;

WHEREAS, the parties believe that the historic public trading float of the Common Stock is thin relative to the Company’s total capitalization and that amending the Prior Agreement on the terms and conditions provided herein will, among other things, enhance opportunities for future orderly resales of shares by the Stockholders and their affiliates without imposing additional direct costs on the Company, thus minimizing the Stockholders’ reliance on resales pursuant to SEC Rule 144 and privately negotiated transactions, in the interest of increasing the public trading float of the Common Stock and minimizing any adverse effects on the prevailing market price of the Common Stock resulting from resales by the Stockholders.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

Section 1. Registration Rights.

1.1 Definitions. For purposes of this Section 1:

(a) The term “1933 Act” means the Securities Act of 1933, as amended.

(b) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c) The term “Form S-3” means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning Registrable Shares or any assignee thereof in accordance with Section 1.9 hereof.

(e) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Shares” means (i) shares of Common Stock of the Company held by the Stockholders and their affiliates listed on Schedule I hereto and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Shares sold by a Stockholder in a transaction in which such Stockholder’s rights under this Section 1 are not assigned.

(g) The term “SEC” means the Securities and Exchange Commission.

1.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for its own account or for stockholders other than the Stockholders) any of its Common Stock in a firm-commitment underwritten public offering under the 1933 Act, for the account of the Company or any security holder, the Company shall, at such time, promptly give each of the Holders written notice of such registration. Upon the written request of any one or more of the Holders given within twenty (20) days after mailing of such notice by the Company, then, subject to Section 1.2(b) hereof, the Company shall cause to be registered under the 1933 Act all of the Registrable Shares that any such Holder has requested to be registered.

(b) The Company shall not be required under this Section 1.2 to include any of the Holders’ securities in any such underwriting unless they (i) accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in an offering effected under this Section 1.2, exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders and other stockholders entitled to participate therein according to the total amount of securities entitled to be included therein owned by each Holder and other such stockholder or in such other proportions as shall mutually be agreed to by such Holders and other such stockholders; provided that in no event shall any shares being sold by the Company be excluded from such offering until all shares which stockholders propose to include in such offering are first excluded.

1.3 Request for Registration.

(a) At any time and from time to time commencing one year after the last sale of shares in the Current Offering, or if the Current Offering is terminated prior to any sale of shares under the related registration statement, then commencing on the date that the Current Offering is withdrawn from SEC registration, each Stockholder on two occasions may deliver to the Company a written request that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $20,000,000, in which case the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.3(b), within twenty (20) days of such notice by the Company.

(b) The underwriter of any registration under this Section 1.3(b) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the of the Stockholder(s) initiating the registration request hereunder (the “Initiating Stockholders”). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders participating in such registration shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Stockholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Stockholders shall so advise all Holders participating in such registration, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Stockholders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Stockholders requesting a registration statement pursuant to this Section 1.3, a certificate signed by a majority of the members of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and therefore is essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Stockholders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

(i) After the Company has effected a total of four registrations pursuant to this Section 1.3 (no more than two of which registrations may be initiated by any one Stockholder) and such registrations have been declared or ordered effective by the SEC;

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) At any time prior to one year following the date that the registration statement relating to any registration requested pursuant Section 1.3 is declared or ordered effective by the SEC; or

(iv) Unless the offering that is the subject of the registration is underwritten on a firm-commitment basis by a nationally recognized investment banking firm (or syndicate managed by such a firm).

1.4 Expenses of Company Registration. With respect to any registration pursuant to Section 1.2, the (a) selling Stockholders shall bear and pay, severally in proportion to the amount of shares included by the selling Stockholders or as otherwise mutually agreed by the selling Stockholders, all expenses incurred by, or incident to the participation of, the selling Stockholders in any such registration, including (without limitation), all fees and expenses of custodians, attorneys-in-fact, accountants, counsel and other persons retained by the selling Stockholders, and all SEC, NASD, state securities law compliance and other registration, filing and qualification fees and expenses and printing and other fees and expenses relating or apportionable to the Registrable Shares included by the selling Stockholders in any such registration, and (b) the Company shall bear and pay all expenses incurred by, or incident to the participation of, the Company in any such registration, including (without limitation), all fees and expenses of accountants, counsel and other persons retained by the Company; and all SEC, NASD, state securities law compliance and other registration, filing and qualification fees and expenses and all printing and other fees and expenses relating or apportionable to the shares included by the Company in any such registration; provided, that all underwriter and selling broker fees and underwriting discounts and commissions relating to any shares included therein shall be borne and paid by the person selling such shares.

1.5 Expenses of Demand Registration. With respect to any registration pursuant to Section 1.3, the selling Stockholders shall bear and pay, severally in proportion to the amount of shares offered by the selling Stockholders therein or as otherwise mutually agreed by the selling Stockholders, all expenses incurred by, or incident to the participation of, the selling Stockholders or the Company in any such registration, including (without limitation), all fees and expenses of custodians, attorneys-in-fact, accountants, counsel and other persons retained by the selling Stockholders or the Company, and all SEC, NASD, state securities law compliance and other registration, filing and qualification fees and expenses and printing and other fees and expenses. All underwriter and selling broker fees and underwriting discounts and commissions relating to any shares included therein shall be borne and paid by the person selling such shares.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1 with respect to the Registrable Shares that the Holders shall furnish to the Company such information regarding the Holders, the Registrable Shares held by the Holders, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8 Indemnification. In the event any Registrable Shares are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder from and against any losses, claims, damages, or liabilities (or actions in respect thereof) (joint or several) (including reasonable legal or other out-of-pocket expenses incurred by such Holder as a consequence of any such loss, claim, damage or liability (or actions in respect thereof)) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, or any rule or regulation promulgated under the 1933 Act, or the 1934 Act; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action in respect thereof to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder.

(b) To the extent permitted by law, each of the Holders, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any other holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (or actions in respect thereof) (joint or several) to which any of the foregoing persons may become subject (including reasonable legal or other out-of-pocket expenses incurred by any such person as a consequence of any such loss, claim damage or liability (or action in respect thereof)), under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Shares in a registration statement under this Section 1, and otherwise.

1.9 Assignment of Registration Rights. The rights to include Registrable Shares in a registered offering pursuant to Section 1.2 or 1.3 may be assigned by a Holder of Registrable Shares to another person who receives at least 10,000 Registrable Shares from the transferring Holder.

1.10 Termination of Registration Rights. No Holder shall be entitled to exercise the registration rights provided for in Sections 1.2 or 1.3 after the earlier to occur of (i) October 1, 2008, or (ii) the date on which such Holder may sell all of the Registrable Securities held by such Holder in any 90-day period pursuant to the terms of SEC Rule 144 as such rule is then in effect.

Section 2. Covenant of the Stockholders.

Each of the Stockholders covenant and agree that such Stockholder shall comply in all respects with the requirements of the 1933 Act and the 1934 Act, including the rules and regulations promulgated thereunder, in the sale of Registrable Shares.

Section 3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, without giving effect to conflicts of law principles.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications hereunder shall be in writing and shall be given personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties, addressed as follows:

To the Company:	Inet Technologies, Inc.

1500 North Greenville Avenue

Richardson, Texas 75081

Attention: Legal Department

Fax: (469) 330-3510

With a copy to:

Andrews Kurth LLP

111 Congress Avenue, Suite 1700

Austin, Texas 78701

Attention: Ronald G. Skloss

Fax: (512) 320-9292

To the Stockholders:	c/o such Stockholder at the Company or such Stockholder’s most recent home address shown on the Company’s records

, or such other address as such party shall have specified pursuant to this Section. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt of not received during the recipient’s normal business hours. All notices by telecopier should be confirmed promptly after transmission in writing by certified mail or personal delivery.

3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholders holding a majority of the Registrable Shares held by the Stockholders.

3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supercedes all other agreements relating to the subject matter hereof, including, without limitation, the Prior Agreement; provided, however, the rights and obligations of the Company and the Stockholders with respect to the Current Offering shall be governed and controlled by the Prior Agreement and the terms of the Prior Agreement shall not be superceded by this Agreement with respect to the Current Offering.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

INET TECHNOLOGIES, INC.

By:
Name:
Title:

STOCKHOLDERS:

SAMUEL S. SIMONIAN

ELIE S. AKILIAN

Schedule I

Affiliates of Stockholders

Natalie Akilian

  c/o Elie Akilian

Michael Akilian

  c/o Elie Akilian

Sevahn Simonian

  c/o Samuel Simonian

Gahreen Simonian

  c/o Samuel Simonian

Nelly Simonian

  c/o Samuel Simonian